Exhibit 14.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE OF

PROCESS AND UNDERTAKING

A.	Name of issuer or person filing (“Filer”): BirchBioMed Inc.

B.	(1) This is (check one):

☒	An original filing for the Filer

☐	An amended filing for the Filer

(2)	A filer may also file the Form F-X in paper under a hardship exemption provided by Regulation S-T Rule 201 or 202 (17 CFR 232.201 or 232.202). When submitting the Form F-X in paper under a hardship exemption, a filer must provide the legend required by Regulation S-T Rule 201(a)(2) or 202(c) (17 CFR 232.201(a)(2) or 232.202(c)) on the cover page of the Form F-X.

C.	Identify the filing in conjunction with which this Form is being filed:

Name of registrant:	BirchBioMed Inc.
Form type:	Form 1-A
File Number (if known):
Filed by:	BirchBioMed Inc.
Date Filed:	July 30, 2024 (filed concurrently)

D.	The Filer is incorporated or organized under the laws of British Columbia, Canada and has its principal place of business at:

BirchBioMed Inc.

130 Kingscross Drive

King City, Ontario L7B 1E6

Canada

(905) 833-3414

E.	The Filer designates and appoints Harter Secrest & Emery LLP (“Agent”) located at 1600 Bausch & Lomb Place, Rochester, New York 14604; telephone number (585) 232-6500 as the agent of Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

(a)	any investigation or administrative proceeding conducted by the Commission; and

(b)	any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form 1-A on July 30, 2024 or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.	The Filer stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

The Filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	The Filer undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Form 1-A; the securities to which the Form 1-A and offering statement relate; and the transactions in such securities.

SIGNATURES

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King City, Province of Ontario, Country of Canada, on this 26th day of July, 2024.

BIRCHBIOMED INC.

By:	/s/ Mark Miller
Name:	Mark Miller
Title:	Chief Executive Officer

This Statement has been signed by the following person in the capacity indicated on July 26, 2024.

HARTER SECREST & EMERY LLP

/s/ Harter Secrest & Emery LLP